Exhibit 1.1

SELLING AGENT AGREEMENT

by and among

WESTPAC BANKING CORPORATION

(A.B.N. 33 007 457 141),

INCAPITAL LLC,

as Purchasing Agent,

and

the other Agents named herein

March            , 2011

To Incapital LLC and the other Agents

listed on the signature page hereto

Westpac Banking Corporation (A.B.N. 33 007 457 141) (in its capacity as issuer under this agreement, “Westpac”), a company incorporated in the Commonwealth of Australia (“Australia”) under the Corporations Act 2001 of Australia (the “Corporations Act”) and registered in New South Wales, proposes to issue and sell its Retail Medium Term Notes (the “Notes”) in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes will be issued pursuant to the Indenture, dated as of  March     , 2011 (the “Indenture” and, together with this Agreement, the “Operative Agreements”), between Westpac and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and each issue of Notes will constitute a separate series of debt securities of Westpac.

SECTION 1.                            Appointment as Agent

Subject to the terms and conditions contained in this Agreement, Westpac hereby (1) appoints each of you and any institution appointed as an Agent pursuant to Section 14 hereof as its agent (“Agent”) for the purpose of soliciting offers to purchase Notes and each of the Agents, acting severally and not jointly, hereby agrees to solicit offers to purchase Notes upon terms acceptable to Westpac at such times and in such amounts as Westpac shall from time to time specify and in accordance with the terms hereof, and after consultation with Incapital LLC (the “Purchasing Agent”), and (2) agrees that whenever Westpac determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined in Section 7 hereof) relating to such sale in accordance with the provisions of Section 7 hereof among Westpac and the Purchasing Agent, with the Purchasing Agent purchasing such Notes from Westpac as principal for resale to other Agents or to dealers (“Selected Dealers”) that have entered into a master selected dealer agreement (a “Master Selected Dealer Agreement”) in the form of Exhibit A to the Procedures (as defined in Section 5(c)), each of whom will purchase Notes from the Purchasing Agent as principal for resale to third parties.

SECTION 2.                            Registration of the Notes

As of the date hereof, Westpac has authorized the establishment of a program for the issuance and sale of Notes to or through the Agents pursuant to the terms of this Agreement (the “Program”).  It is understood, however, that Westpac will from time to time authorize the issuance of Notes and that such Notes may be sold pursuant to the terms of this Agreement.

Westpac has prepared and filed with the Securities and Exchange Commission or any successor body performing such duties of the Commission (the “Commission”) under the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”), an “automatic shelf registration statement,” as such term is defined under Rule 405 of the Securities Act Regulations, on Form F-3 (No. 333-                  ), including a prospectus, for registration of the offer and sale of the Notes from time to time under the Securities Act and Rule 415 of the Securities Act Regulations, and such registration statement became effective upon filing with the

Commission on March            , 2011 in accordance with Rule 462(e) under the Securities Act Regulations.

The term “Registration Statement” means, as of any time, the aforementioned registration statement, including the information contained in any document incorporated by reference therein and any other supplement or amendment thereto deemed or retroactively deemed, in accordance with Rule 430B(f) of the Securities Act Regulations, to be a part thereof at such time that has not been superseded or modified; provided, however, that in the absence of any time reference, with respect to a particular series of Notes, such term means the aforementioned registration statement, including the information contained in any document incorporated by reference therein and any amendment or supplement thereto deemed or retroactively deemed, in accordance with Rule 430B(f), to be a part thereof at the time of the first contract of sale for such Notes, which time shall be considered the “new effective date” of such registration statement with respect to such Notes within the meaning of Rule 430B(f)(2) of the Securities Act Regulations.

The term “Base Prospectus” means the prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission, relating to the Notes, including the information incorporated by reference therein that has not been superseded or modified or deemed superseded and modified and any supplement or amendment thereto other than a Pricing Supplement.

The term “Preliminary Prospectus” means any prospectus (including the Base Prospectus) and, with respect to a series of Notes, any prospectus supplement furnished by Westpac after the Registration Statement became effective and before the Applicable Time (as defined in Section 8(a)(i)) with respect to such series of Notes which, pursuant to Rule 430B of the Securities Act Regulations, omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b).

The term “Pricing Supplement” means a supplement to the Base Prospectus that contains or incorporates by reference pricing information and other terms relating to the Notes of a particular series and the terms of the offering thereof substantially in one of the forms included in Exhibit A hereto or such other form as agreed by Westpac and the applicable Agents.

The term “General Disclosure Package” means, with respect to the offer and sale of a series of Notes, a Preliminary Prospectus and each Permitted Free Writing Prospectus that relates to such series of Notes used prior to the Applicable Time for such series of Notes.

The term “Prospectus” means, collectively, the Base Prospectus and each Pricing Supplement relating to the offer of the Notes specified therein that, collectively, satisfies Section 10(a) of the Securities Act.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as such term is defined in Rule 433 of the Securities Act Regulations, relating to a series of Notes specified therein in the form filed or required to be filed by Westpac with the Commission or, if not required to be filed, in the form retained in Westpac’s records pursuant to Rule 433(g) of the Securities Act Regulations.

The term “Permitted Free Writing Prospectus” means any Issuer Free Writing Prospectus or other “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, relating to a series of Notes specified therein, used by Westpac or the Purchasing Agent, as the case may be, pursuant to Section 6 hereof.

Any reference herein to financial statements and schedules and other information that is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, a Prospectus, a General Disclosure Package, a Permitted Free Writing Prospectus, a Pricing Supplement or a Preliminary Prospectus shall be deemed to include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, a Prospectus, a General Disclosure Package, a Permitted Free Writing Prospectus, a Pricing Supplement or a Preliminary Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, a Prospectus, a General Disclosure Package, a Permitted Free Writing Prospectus, a Pricing Supplement or a Preliminary Prospectus shall be deemed to include the filing of any document under the Exchange Act that is incorporated by reference in the Registration Statement, a Prospectus, a General Disclosure Package, a Permitted Free Writing Prospectus, a Pricing Supplement or a Preliminary Prospectus, as the case may be.

Any reference herein to a “series” of Notes shall be deemed to refer to a tranche or series of Notes, as applicable.

SECTION 3.                            Conditions to Agents’ Obligations

The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties on the part of Westpac contained herein, the accuracy of the statements of Westpac’s officers made in any certificates furnished pursuant to the provisions hereof, the performance and observance by Westpac of all of its covenants and agreements herein contained, and the following additional conditions (it being understood that references in subsections (a) through (c) of this Section 3 and in Exhibits B, C and D hereto to “General Disclosure Package” and “Prospectus” shall apply only when the documents described in subsections (a) through (c) of this Section 3 are required to be delivered in connection with the issuance of a series of Notes pursuant to the requirements of Section 9 hereof or the applicable Terms Agreement and, as used herein, mean the General Disclosure Package and the Prospectus, respectively, with respect to such series of Notes):

(a)                                  Legal Opinions.  On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to them:

(1)                                  Opinion of United States Counsel to Westpac.  The favorable opinion of Debevoise & Plimpton LLP, United States counsel to Westpac, which shall be substantially in the form attached hereto as Exhibit B.

(2)                                  Opinion of Australian Counsel to Westpac.  The favorable opinion of Mallesons Stephen Jaques, Australian counsel to Westpac, which shall be substantially in the form attached hereto as Exhibit C.

(3)                                  Opinion of Counsel and Head of Legal of Westpac.  The favorable opinion of the Counsel and Head of Legal of Westpac, which shall be substantially in the form attached hereto as Exhibit D.

(4)                                  Opinion of Counsel to the Agents.  The opinion of Sidley Austin LLP, counsel to the Agents, in form and substance satisfactory to them.

In giving their opinions required by subsections (a)(1) and (a)(4) of this Section, Westpac’s United States Counsel and Sidley Austin LLP, respectively, may rely, as to matters governed by laws other than the federal law of the United States or the law of the State of New York, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of Westpac’s Australian Counsel required by subsection (a)(2) of this Section, and Westpac’s Australian Counsel and Counsel and Head of Legal in giving their opinions required by subsections (a)(2) and (a)(3) of this Section, respectively, may rely, as to matters governed by laws other than the law of Australia, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of Westpac’s United States Counsel required by subsection (a)(1) of this Section and such other opinion as is reasonably acceptable to the Agents.  In giving their opinions required by subsections (a)(1) through (a)(4) of this Section, such counsel may state, as to matters of fact, that such counsel has relied upon certificates and written statements of such persons as are reasonably required in connection with the delivery of such opinions, including, but not limited to: (i) officers and other representatives of, and the accountants and other counsel for, Westpac or its subsidiaries and (ii) any public officials.

(b)                                 Officers’ Certificate.  On the date hereof, the Agents shall have received a certificate of any Group Executive, any Executive Director, the General Counsel or the Counsel and Head of Legal (Group Treasury) and the Chief Financial Officer, the Group Treasurer, the Deputy Group Treasurer, the Head of Global Funding, the Director of Global Funding or the General Manager of Group Finance of Westpac, dated the date hereof, to the effect that (i) the signers of such certificate have reviewed the Registration Statement, the Base Prospectus, the General Disclosure Package, the Prospectus and this Agreement; (ii) since the respective dates as of which information is given in the Registration Statement, the Base Prospectus, the General Disclosure Package and the Prospectus, there has been no material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the earnings or operations of Westpac and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Change”), except as set forth or contemplated in the Registration Statement and the Base Prospectus, the General Disclosure Package or the Prospectus, as the case may be; (iii) the representations and warranties of Westpac contained in this Agreement are true and correct as of the date of such certificate with the same force and effect as though expressly made at and as of the date of such certificate; (iv) Westpac has satisfied all conditions and performed all obligations under this Agreement to be performed or satisfied on its part on or prior to the date of such certificate; and (v) no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any prospectus relating to any Notes has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against Westpac or relating to any offering of the Notes of any series have been instituted or, to the knowledge of such signers of the certificate, threatened by the Commission.

(c)                                  Comfort Letter.  On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers, the auditors of Westpac, dated as of the date hereof, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and the financial information contained or incorporated by reference in the Registration Statement, the Base Prospectus, the General Disclosure Package and the Prospectus.

(d)                                 Ratings.  On the date hereof, the Program shall be rated at least Aa3 by Moody’s Investors Service Pty Limited (“Moody’s”) and AA- by Standard & Poor’s (“S&P”) and Westpac shall have delivered to the Agents a letter, dated as of the date hereof, from each such rating organization, or other evidence satisfactory to the Agents (including information published on the website of Moody’s or S&P, as the case may be), confirming that the Program has such ratings.

(e)                                  Other Documents.  On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance, sale and validity of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Westpac in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agents and to counsel to the Agents.

(f)                                    Further Conditions to Purchase.  The obligations of an Agent to purchase Notes pursuant to any Terms Agreement to which it is a party are subject to its right to terminate such Terms Agreement pursuant to Section 15, to compliance by Westpac with the provisions hereof and satisfaction of the conditions set forth elsewhere herein and therein, and to the following further conditions:  (i) no order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose shall be pending before or, to Westpac’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act Regulations shall have been received by Westpac; (ii) since the Applicable Time for the offer and sale of such Notes, there shall not have occurred any event or circumstance required to be set forth in an amendment or supplement to the Registration Statement or the General Disclosure Package for such Notes so that the Registration Statement or such General Disclosure Package does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; (iii) Westpac shall have filed the Pricing Supplement for the particular series of Notes with the Commission in the manner and within the time period required by Rule 424(b) of the Securities Act Regulations and any other Permitted Free Writing Prospectus required to be filed by Westpac with respect to any Notes pursuant to Rule 433(d) of the Securities Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433 of the Securities Act Regulations or, if applicable, in accordance with Rule 164(b) of the Securities Act Regulations and (iv) if requested by the Purchasing Agent, on the date of such Terms Agreement, Westpac shall advise the Agents of confirmation (which confirmation may be oral) by Moody’s and S&P of the ratings assigned to such Notes and, at the related Settlement Date (as defined in Section 4(m)), such Notes shall have such ratings or higher ratings and there shall not have been a public announcement by a rating agency that it has under surveillance or review, with possible negative implications, its rating of the Program or such Notes or a withdrawal by a rating agency of its rating of the Program or such Notes.

SECTION 4.                            Covenants of Westpac

In further consideration of the agreements of the Agents herein contained, Westpac covenants as follows:

(a)                                  In connection with the offer and sale of Notes under this Agreement, Westpac will comply in all material respects with the Securities Act, the Securities Act Regulations, the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”).  If at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for Westpac, to amend the Registration Statement in order that it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement a Preliminary Prospectus or a Prospectus in order that it will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered (or but for the exemption in Rule 172 of the Securities Act Regulations would be required to be delivered) to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, Westpac will: (1) give prompt written notice to the Agents to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes by the Purchasing Agent; (2) promptly prepare and file with the Commission such amendment or supplement or file a free writing prospectus as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Base Prospectus, such Preliminary Prospectus, such General Disclosure Package or such Prospectus, as the case may be, comply with such requirements, provided that, except as set forth in Section 4(d) below, Westpac will furnish the Agents with copies of any such amendment or supplement a reasonable time in advance of filing such amendment or supplement with the Commission and will not file such amendment or supplement without the consent of the Agents, which consent may not be unreasonably withheld or delayed; (3) use its reasonable best efforts to have any such amendment or supplement to the Registration Statement or new registration statement declared effective as soon as practicable (if it does not relate to an automatic shelf registration statement); and (4) furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request.

(b)                                 Westpac will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(c)                                  Except as provided in Section 4(d) below, Westpac will give the Agents and their counsel notice of its intention to file or prepare any new or additional registration statement covering the Notes, any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus, whether by the filing of documents pursuant to the Securities Act, the Exchange Act or otherwise, and will furnish the Agents and their counsel with copies of any such documents a reasonable amount of time prior to such proposed filing or use, and will not finalize or file such new or additional registration statement, amendment or supplement without the consent of the Agents, which consent will not be unreasonably withheld or delayed.

(d)                                       (i)                               Prior to filing with the Commission its annual report on Form 20-F or any report on Form 6-K containing financial statements with respect to a completed interim financial period or a Pillar 3 report that is to be incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus, Westpac shall furnish counsel to the Agents with a copy of such Form 20-F or Form 6-K, as the case may be, for its review and comment a reasonable time in advance of such filing.  The Agents agree that, without the consent of Westpac, counsel to the Agents shall not furnish a copy of any such Form 20-F or Form 6-K to the Purchasing Agent or any other Agent prior to the filing thereof by Westpac with the Commission.  On or as soon as practicable after the date on which Westpac shall have filed with the Commission any such report, Westpac shall give notice of the filing thereof to the Purchasing Agent.

(ii)                            On or as soon as practicable after the date on which Westpac shall have filed with the Commission any report under the Exchange Act which is incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus, Westpac shall give notice of the filing thereof to the Purchasing Agent and its counsel.  If the Purchasing Agent determines upon reasonable grounds that, as a result of the amendment of the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus by the filing of such report with the Commission, it is necessary to further amend or supplement the Registration Statement, the Base Prospectus, such Preliminary Prospectus, such General Disclosure Package or such Prospectus in order that the same, as amended or supplemented by such report, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made, the Purchasing Agent and the applicable other  Agents shall give notice thereof, confirmed in writing, to Westpac and shall cease the solicitation of offers to purchase the Notes in their capacity as Agents and shall cease sales of any Notes the Purchasing Agent and the applicable other Agents may then own as principal pursuant to a Terms Agreement, and Westpac will as soon as practicable prepare an amendment or supplement to such report or the Registration Statement, the Base Prospectus, such Preliminary Prospectus, such General Disclosure Package or such  Prospectus as may be necessary to correct such untrue statement or omission and will furnish the Purchasing Agent and its counsel with copies of any such proposed amendment or supplement and will not incorporate by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package

or a Prospectus such amendment or supplement without the consent of the Agents, which consent may not be unreasonably withheld or delayed.

(e)                                  Westpac will promptly notify the Agents and their counsel immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Notes, or when any amendment or supplement to the Base Prospectus or a Prospectus shall have been filed (other than Pricing Supplements, except as set forth in the Procedures (as defined herein)), (ii) the receipt of any comments from the Commission with respect to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Base Prospectus or a Prospectus or any document incorporated by reference therein or otherwise deemed a part thereof or for additional information, (iv) the receipt of notice by Westpac of the initiation of any examination pursuant to Section 8(e) of the Securities Act relating to the Registration Statement or any new registration statement relating to the Notes or Westpac becoming subject to a proceeding under Section 8A of the Securities Act in connection with the Notes and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any new registration statement relating to the Notes or the issuance of any order preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, any General Disclosure Package or any Prospectus, or the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation of or notification of any threat to initiate any proceedings for any of such purposes; and Westpac will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, any General Disclosure Package or any Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.  In connection with the offer and sale of Notes under this Agreement, Westpac will make all filings required by Rule 424(b) of the Securities Act Regulations in the manner and within the time period required by Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether each form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  Westpac shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(f)                                    Westpac has furnished or will make available upon request to the Agents, without charge, conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and signed and conformed copies of consents and certificates of experts).  The copies of the Registration Statement and each amendment thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(g)                                 Westpac will furnish to the Agents, without charge, such number of copies of the Base Prospectus, each Preliminary Prospectus and each Prospectus (and any amendments or supplements thereto) as the Agents may reasonably request.  The Base Prospectus, each Preliminary Prospectus and each Prospectus (and any amendments or supplements thereto) furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(h)                                 Westpac will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may request, and will use its best efforts to maintain such qualifications in effect for as long as may be required for the distribution of the Notes, provided, however, that Westpac shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  Westpac will file promptly such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.  Westpac will promptly advise the Agents of the receipt by Westpac of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i)                                     Westpac, during the period when a prospectus is required to be delivered (or, but for the exemption in Rule 172 of the Securities Act Regulations, would be required to be delivered) under the Securities Act and the Securities Act Regulations in connection with the offering and sale of the Notes, will file all documents required to be filed with the Commission pursuant to the Exchange Act in the manner and within the respective time periods required by the Exchange Act and the Exchange Act Regulations.

(j)                                     Westpac shall not be required to comply with the provisions of subsection (a), (c) or (d) of this Section 4 or the provisions of subsections (b), (c) and (d) of Section 9 during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from Westpac and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time Westpac shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

(k)                                  Westpac will use the net proceeds received by it from the sale of the Notes in the manner specified in each General Disclosure Package and each Prospectus.

(l)                                     Westpac shall use its best efforts in cooperation with the Agents to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(m)                               Unless otherwise agreed upon in any Terms Agreement between the Purchasing Agent acting as principal and Westpac, between the date of such Terms Agreement and the delivery of Notes to the Purchasing Agent as principal (each such date, a “Settlement Date”) with respect to such Terms Agreement, Westpac will not, without the prior written consent of the Purchasing Agent, which shall not be unreasonably withheld or delayed, offer, sell or issue, or enter into any agreement to sell or issue, any debt securities of Westpac in the United States intended primarily for sale to retail investors (other than the Notes to which such Terms Agreement relates or another series of Notes) which have substantially similar maturities and other terms as such Notes and which are payable as to principal and interest in the currency in which such Notes are payable.

(n)                                 Westpac will prepare, with respect to any Notes to be sold through or to an Agent pursuant this Agreement (and any applicable Terms Agreement), a Pricing Supplement with respect to such Notes and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (i) in preliminary form on the date on which the proposed pricing information for any Notes is posted on the InterNotes® website maintained by the Purchasing Agent and (ii) in final form not later than close of business on the second business day following the earlier of the date of determination of the offering price or the date it is first used after effectiveness in connection with a public offering or sales; provided, that, in lieu of a Pricing Supplement, Westpac may prepare a pricing term sheet with respect to such Notes and file such pricing term sheet with the Commission pursuant to Rule 433 of the Securities Act Regulations.

(o)                                 If, immediately prior to the third anniversary of the Initial Effective Date (the “Renewal Deadline”), any Notes purchased as principal by the Purchasing Agent or any other Agent remain unsold by the Purchasing Agent or the other Agents, Westpac shall, if it has not already done so, on or prior to the Renewal Deadline either (i) file a new automatic shelf registration statement relating to the Notes, if it is eligible to do so, in a form satisfactory to the Agents or (ii) file a new shelf registration statement relating to the Notes, in a form satisfactory to the Agents; provided, however, that if Westpac elects to file a new shelf registration statement pursuant to this clause (ii), it will use its best efforts to cause such registration statement to be declared effective within 180 days following the Renewal Deadline.  Westpac will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References in this Agreement to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  References in this Agreement to the “Initial Effective Date” mean the date on which the Registration Statement initially became effective under the Securities Act.

SECTION 5.                                      Covenants of the Agents

(a)                                  The Agents propose to solicit offers to purchase each series of Notes upon the terms and conditions set forth herein and in the General Disclosure Package and the Prospectus relating to such Notes, and any terms communicated to the Agents from time to time by the Purchasing Agent.  For the purpose of such solicitations, the Agents will use the General Disclosure Package and the Prospectus relating to the particular Notes, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction.

Westpac reserves the right, in its sole discretion, to suspend solicitations of offers to purchase the Notes at any time for any period of time or permanently.  Upon receipt of instructions (which may be given orally and confirmed in writing) from Westpac to the Agents, the Agents will suspend promptly solicitation of offers to purchase until such time as Westpac has advised the Agents that such solicitation may be resumed.  Following any such notice, until such time as Westpac shall notify the Agents, telephonically or in writing, to recommence solicitation of purchases of the Notes, Westpac shall not be required to comply with the requirements of Section 4(a), (c) and (d) or Section 9 of this Agreement.  Promptly after providing telephonic or written notice to the Agents to recommence such solicitation, Westpac shall provide the opinions, certificates and comfort letters required by Section 9 hereof and otherwise comply as applicable with Section 4 hereof.  Neither the Purchasing Agent nor any other Agent shall be obligated to resume solicitations of offers to purchase Notes unless Westpac has complied with the provisions of Sections 4 and 9 hereof in full.

(b)                                 Unless otherwise instructed by Westpac, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such currency) or more, in integral multiples of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such currency).  No Agent is authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offering or sale of the Notes, other than an affiliate of such Agent, without the consent of Westpac. Unless otherwise instructed by Westpac, the Purchasing Agent shall communicate to Westpac, orally or in writing, each offer to purchase Notes.  Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.  Westpac shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part.  Westpac agrees to pay, without duplication, to the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the aggregate principal amount of each Note actually sold as set forth in Exhibit E hereto; provided, however, that Westpac and the Purchasing Agent may agree instead to a discount greater than or less than the percentages set forth in Exhibit E hereto.  The actual aggregate discount with respect to each sale of Notes will be set forth in the related Pricing Supplement.  The Agents or Selected Dealers will share the above-mentioned concession in such proportions as they may agree.  Unless otherwise authorized by Westpac, all Notes shall be sold to the public initially at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any.  Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale that is delivered to each purchaser of the related Notes.

(c)                                  Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit F, as amended from time to time (the “Procedures”).  Unless otherwise provided in the applicable Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder.  Each of the Agents and Westpac agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures.  The Procedures may only be amended by written agreement of Westpac and the Purchasing Agent.

(d)                                 Each of Westpac and the Agents acknowledge and agree, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale in the United States only.

(e)                                  In connection with the issuance of Notes described in the Base Prospectus, as amended and supplemented and included in the Registration Statement, other than through the InterNotes® platform, nothing in this Agreement shall be construed to limit or restrict the ability of Westpac to issue and sell Notes directly to any Agent or to any other underwriter or agent pursuant to a distribution agreement or selling agent agreement other than this Agreement.

SECTION 6.                                      Free Writing Prospectuses

(a)                                  With respect to each series of Notes, the Purchasing Agent and each Agent covenants and agrees that (i) except as otherwise provided in this Agreement, unless they obtain the prior written consent of Westpac, which consent will not be unreasonably withheld or delayed, they have not made and will not make, as the case may be, any offer relating to such Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission, and (ii) it will furnish Westpac with each proposed Issuer Free Writing Prospectus that (A) is required to be filed pursuant to Rule 433 of the Securities Act Regulations or (B) is or will be a part of the General Disclosure Package or Prospectus relating to or to be used in connection with the offer and sale of the Notes to be prepared by or on behalf of such Agent before its first use and will not use any such Issuer Free Writing Prospectus to which Westpac objects. It is understood that an Agent’s obligation to furnish any such form shall be deemed satisfied if another Agent has so furnished such form. Each Agent covenants and agrees that it will use a Permitted Free Writing Prospectus prepared by or on behalf of such Agent only if such Permitted Free Writing Prospectus complies with the requirements of the Securities Act and the Securities Act Regulations.  Notwithstanding anything to the contrary contained herein, Westpac consents to the use by the Agents of a free writing prospectus that (a) (i) contains information describing only the preliminary terms, such terms having been agreed by Westpac and the Agents, of the particular Notes or their offering and (ii) contains information describing only the final terms, such terms having been agreed by Westpac and the Agents, of the particular Notes or their offering and that is or is to be included in the applicable Pricing Supplement contemplated by Section 4(n)(ii) hereof or (b) (i) contains other customary information that is not “issuer information,” as defined in Rule 433 of the Securities Act Regulations or (ii) is not otherwise an Issuer Free Writing Prospectus.

(b)                                 With respect to each series of Notes, Westpac represents, warrants, covenants and agrees that, without the prior written consent of the Purchasing Agent, which consent will not be unreasonably withheld or delayed, it has not made and will not make any offer relating to such series of Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission; provided, that to the extent that no Agent is involved in an offer and sale of any series of Notes, no such prior consent shall be required.  Notwithstanding anything to the contrary contained herein, the Agents consent to the use by Westpac of a free writing prospectus that (i) contains information describing only the preliminary terms, such terms having been agreed by Westpac and the Agents, of the particular

Notes or their offering and (ii) contains information describing only the final terms, such terms having been agreed by Westpac and the Agents, of the particular Notes or their offering and that is or is to be included in the applicable Pricing Supplement contemplated by Section 4(n)(ii) hereof.

(c)                                  Westpac represents, warrants, covenants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to each and every Permitted Free Writing Prospectus, including timely filing with the Commission where required.

(d)                                 Westpac represents, warrants, covenants and agrees that each Permitted Free Writing Prospectus, as of its first date of use and at all subsequent times through the completion of the offer and sale of the Notes or until any earlier date that the issuer of such Permitted Free Writing Prospectus notified or gives notice to the Agents in accordance with Section 6(e) hereof, did not and does not include any information that conflicted or conflicts with the information contained in the Registration Statement, the applicable General Disclosure Package or the Prospectus; provided, however, that no representation, warranty, covenant or agreement is made with respect to information contained in or omissions from such Permitted Free Writing Prospectus based upon and in conformity with written information furnished to Westpac by the applicable Agents specifically for use therein. Each Agent represents, warrants, covenants and agrees that it shall not prepare and disseminate any “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, that contains information that conflicts with the information contained in the Registration Statement, the applicable General Disclosure Package or the applicable Prospectus; provided, however, that no representation, warranty, covenant and agreement is made with respect to information in a Permitted Free Writing Prospectus that has been furnished in writing by Westpac to such Agent specifically for the use therein.

(e)                                  Westpac covenants and agrees that if at any time following the issuance of a Permitted Free Writing Prospectus any event or development occurred or occurs as a result of which such Permitted Free Writing Prospectus conflicted or conflicts with the information in the Registration Statement, any applicable General Disclosure Package or the Prospectus or included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Westpac will give prompt notice thereof to the Purchasing Agent and, if requested by the Purchasing Agent, will prepare and furnish without charge to each Agent a Permitted Free Writing Prospectus or other document that will correct such conflict, statement or omission. In the event that such conflict, misstatement or omission is based upon and in conformity with written information furnished to Westpac by the applicable Agents specifically for use therein, the applicable Agents shall use reasonable best efforts to assist Westpac in updating such previously furnished written information.

(f)                                    Westpac will deliver to each Agent, without charge, such number of copies of each Free Writing Prospectus prepared by or on behalf of or used or referred to by Westpac as each such Agent may reasonably request. To the extent applicable, each such document furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

SECTION 7.                                      Terms Agreement

Each sale of Notes shall be made in accordance with the terms of this Agreement and a terms agreement to be entered into between Westpac and the Purchasing Agent, which will provide for the sale of such Notes by Westpac to, and the purchase thereof by, the Purchasing Agent as principal (each, a “Terms Agreement”). A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent.  The offering of Notes by Westpac hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of Westpac herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, shall specify the series thereof and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate index (and whether such interest rate shall be fixed or floating), the interest payment dates, the maturity date, whether the Notes provide for a Survivor’s Option (as such term is defined in the Prospectus and any amendment or supplement thereto), whether the Notes are redeemable or otherwise repayable and, if so, on what terms and conditions, the net proceeds to Westpac, the initial public offering price, if any, at which the Notes are proposed to be reoffered, the Settlement Date for such Notes and any other relevant terms.  Terms Agreements, each of which shall be substantially in the form of Exhibit G hereto, or as otherwise agreed to between Westpac and the Purchasing Agent, may take the form of an exchange of any standard form of written (including electronic) communication between the Purchasing Agent and Westpac.  Unless the context otherwise requires, references herein to “this Agreement” shall include each applicable Terms Agreement.

SECTION 8.                                      Representations and Warranties of Westpac and the Agents

(a)                                  Westpac represents and warrants (A) to each of the Agents (1) as of the date hereof and (2) as of any time that the Registration Statement, the Base Prospectus, a Preliminary Prospectus or a Prospectus shall be amended or supplemented and (B) to each applicable Agent in connection with an offer or sale of the Notes (1) as of the Applicable Time for such offer and sale of the Notes and (2) as of the Settlement Date for such offer and sale of the Notes (each of the times referenced above being referred to herein as a “Representation Date”), as follows:

(i)                                     Compliance with Registration Requirements.  Westpac meets the requirements for use of Form F-3 under the Securities Act.  The Registration Statement has become effective under the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act Regulations, and the Notes, since the Initial Effective Date, have been and remain eligible for registration by Westpac on a Rule 405 automatic shelf registration statement.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against Westpac or related to the offering has been initiated or, to Westpac’s knowledge, threatened by the Commission.

At the respective times the Registration Statement and each amendment thereto became effective and at each deemed effective date with respect to the Purchasing Agent and the applicable Agents pursuant to Rule 430B(f) of the Securities Act Regulations, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Westpac makes no representation or warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.

Each Preliminary Prospectus and each Prospectus, as of its date, and, if amended or supplemented, as of the date of any amendment or supplement, and, in the case of each Prospectus, at the applicable Settlement Date, conformed, conforms and will conform in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and any Preliminary Prospectus or any Prospectus, as of its date, and, if amended or supplemented, as of the date of any amendment or supplement, and, in the case of each Prospectus, at the applicable Settlement Date, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time for each offer of Notes, the General Disclosure Package for such offer did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection (i) and elsewhere in this Agreement, “Applicable Time” means, with respect to a particular offer of Notes, the time and date indicated as such in the Terms Agreement for such offer or, if there is no Terms Agreement for such offer, the time and date of the acceptance by Westpac of an offer for the purchase of such Notes.

The representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus, any General Disclosure Package or any Prospectus made in reliance upon and in conformity with written information furnished to Westpac by the Purchasing Agent or any other Agent through the Purchasing Agent expressly for use therein.

(ii)                                  Status under the Securities Act.  Westpac is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as such term is defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes.

(iii)                               Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations and, when read together with the other information in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be, (1) at the time the Registration Statement became effective and (2) at the Applicable Time, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)                              Independent Accountants.  The accountants who certified Westpac’s audited financial statements and any supporting schedules thereto included in, or incorporated by reference into, the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus are independent chartered accountants with respect to Westpac under the Rules of Ethical Conduct of the Institute of Chartered Accountants in Australia and an independent registered public accounting firm as required by the Securities Act.

(v)                                 Financial Statements.  The financial statements, together with the related schedules and notes thereto, of Westpac and its controlled entities included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus comply in all material respects with the applicable requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, as applicable, and present fairly the consolidated financial condition and results of operations of Westpac and its controlled entities as at the dates indicated and for the periods specified; and, except as stated therein, said financial statements have been prepared in accordance with the requirements for an authorized deposit-taking institution under the Banking Act 1959 of Australia, as amended (the “Australian Banking Act”), Australian equivalents to International Financial Reporting Standards, other authoritative pronouncements of the Australian Accounting Standards Board, Urgent Issues Group Interpretations and the Corporations Act applied on a consistent basis to all periods presented; Westpac’s financial statements comply with International Financial Reporting Standards as issued by the International Accounting Standards Board; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X promulgated by the Commission and have been prepared on a basis consistent with Westpac’s financial statements for the same fiscal period or periods as are covered by such pro forma financial information, except for such reclassifications and pro forma adjustments as are specified therein, and the assumptions used in connection with the preparation of such pro forma financial information were reasonable as of the respective dates on which such pro forma financial information was prepared, the adjustments used therein were appropriate to give effect to the transactions and circumstances referred to therein, and the material assumptions used in connection with the preparation of such pro forma financial information are set forth or incorporated by reference in each of the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(vi)                              Internal Accounting Controls.  Westpac maintains a system of internal controls designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with applicable accounting standards, which system includes policies and procedures that (A) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Westpac and its consolidated entities, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with applicable accounting standards, and that receipts and expenditures of Westpac are being made only in accordance with authorizations of management and directors of Westpac, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Westpac’s assets that could have a material effect on its financial statements.

(vii)                           Disclosure Controls and Procedures.  Westpac has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 of the Exchange Act Regulations) in accordance with the Exchange Act Regulations.

(viii)                        Due Incorporation and Qualification.  Westpac has been duly organized, is a validly existing corporation under the laws of Australia, is authorized to carry on a banking business under the laws of Australia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(ix)                                Existence of Significant Subsidiaries.  Each Significant Subsidiary (as defined below) of Westpac has been duly organized, is a validly existing corporation under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus and all of the issued and outstanding share capital or capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Westpac, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.  The term “Significant Subsidiary” means each subsidiary of Westpac that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Securities Act Regulations.

(x)                                   No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no Material Adverse Change.

(xi)                                No Defaults.  Neither Westpac nor any of its subsidiaries is in violation of its constitution, memorandum of association, articles of association, charter or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Westpac or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Westpac or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not have, and could not reasonably be expected to have, a prospective, material adverse effect on the condition, financial or otherwise, or the earnings or operations of Westpac and its subsidiaries taken as a whole (a “Material Adverse Effect”).  None of the execution, delivery and performance of the Notes and the Operative Agreements by Westpac, and any other agreement or instrument entered into or issued or to be entered into or issued by Westpac in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, and the consummation of the transactions contemplated herein and in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus (including the issuance and sale of the Notes as described therein and the use of the proceeds therefrom as described under the caption “Use of Proceeds”) and compliance by Westpac with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Westpac or any subsidiary of Westpac pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, events, liens, charges or encumbrances that would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect), nor will such action result in any violation of (A) any provision of Westpac’s constitution or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Westpac or any of its assets, properties or operations except, in the case of this subsection (B), a violation which, alone or taken together with all such violations covered by this subsection (B), would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect.

(xii)                             Legal Proceedings.  Except as may be set forth in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, there is no investigation, action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of Westpac’s knowledge, threatened against or affecting Westpac or any of its Significant Subsidiaries that in the reasonable judgment of Westpac is likely to result in any Material Adverse Effect or adversely affect the consummation of the transactions contemplated under the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus, the Indenture or this Agreement or the performance by Westpac of its obligations hereunder or thereunder.

(xiii)                          Authorization of this Agreement and Terms Agreements.  This Agreement has been, and each applicable Terms Agreement will be, duly authorized, executed and delivered by Westpac.

(xiv)                         Authorization of the Indenture.  The Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by Westpac and, assuming due authorization, execution and delivery by the Trustee, will be a valid and legally binding agreement of Westpac, enforceable against Westpac in accordance with its terms, except as enforcement thereof may be limited bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditor’s rights or by general equity principles.

(xv)                            Authorization of the Notes.  The Notes, at the respective Settlement Dates therefor, will have been duly authorized and executed by Westpac and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement and the applicable Terms Agreement, will constitute valid and legally binding obligations of Westpac, enforceable against Westpac in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditor’s rights or by general equity principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xvi)                         Descriptions of the Notes and the Operative Agreements.  The Notes and the Operative Agreements will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus and will be substantially in the respective forms last delivered to the Agents and filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus.

(xvii)                      Absence of Further Requirements. No declaration or filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or any regulatory authority or other governmental agency or stock exchange authority or body, in the United States, Australia or elsewhere, is necessary or required for the issuance and sale by Westpac of the Notes, for the due authorization, execution and delivery by Westpac of the Operative Agreements or for the performance by Westpac of the transactions contemplated by the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus and the Operative Agreements, (A) except (i) such as have been already obtained or will have been obtained prior to the respective Settlement Dates, as required under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the requirements of the Australian Securities Exchange or the laws of Australia and (ii) such as may be required under state securities or banking laws in connection with the purchase and distribution of the Notes by the Agents and (B) such consents, approvals, authorizations, licenses, orders, registrations, qualifications or decrees the failure to obtain or make which, individually or in the aggregate, would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect or will not affect the validity of the Notes or the rights of the holders thereof or prevent or delay the consummation of the transactions contemplated by the Registration Statement, the

Preliminary Prospectus, the General Disclosure Package, the Prospectus and the Operative Agreements.

(xviii)                   Foreign Private Issuer.  Westpac is a “foreign private issuer” (as such term is defined in Rule 405 of the Securities Act Regulations).

(xix)                           Reporting Company.  Westpac is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xx)                              Ranking.  The Notes will be Westpac’s direct, unconditional, unsubordinated and unsecured obligations and will rank equally among themselves and at least equally with all of Westpac’s other unsecured and unsubordinated obligations from time to time outstanding (except such obligations as are preferred by law, including, but not limited to, Sections 13A and 16 of the Australian Banking Act and Section 86 of the Reserve Bank Act 1959 of Australia).

(xxi)                           Compliance with OFAC. None of Westpac, any of its subsidiaries or, to the knowledge of Westpac, any director, officer, agent, employee or affiliate of Westpac or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”); and Westpac will not use the proceeds of the offering of the Notes hereunder in a manner that would result in a violation by Westpac of the U.S. sanctions administered by OFAC.

(xxii)                        Waiver of Immunities.  Westpac and its obligations under the Operative Agreements and the Notes are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in any jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.

(xxiii)                     Withholdings Under Australian Law.  Subject to compliance with the requirements set out in Section 128F of the Income Tax Assessment Act 1936 of Australia, as amended, and associated regulations and, where applicable, replacement legislation including but not limited to the Income Tax Assessment Act 1997 of Australia (the “Tax Act”) being met (which does not limit Westpac’s obligation to pay any Additional Amounts (as defined in the Notes) in respect of Australian taxes), payments of principal and interest in respect of the Notes will not be subject to any withholdings or other charges or deductions under the laws of Australia or any political subdivision thereof.

(xxiv)                    Consent to Jurisdiction.  Any final and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States in respect of any suit, action or proceeding against Westpac based upon the Operative Agreements or the Notes or any agreement or instrument entered into in connection herewith or therewith would be recognized by the federal courts of competent jurisdiction in Australia and the courts of competent jurisdiction in the State of New South Wales against Westpac so as to give rise to a new cause of action based on the judgment and capable of enforcement against Westpac without re-examination or review of the merits of the cause of action in respect of which the original judgment was given, except where (A) the foreign judgment is not consistent with public policy in Australia, (B) the foreign judgment has been obtained by fraud or duress or (C) the foreign judgment has been obtained in proceedings which contravene the principles of natural justice.  Westpac knows of no reason why the enforcement in Australia of such a judgment in respect of the Operative Agreements or the Notes or any agreement or instrument entered into in connection herewith or therewith would be contrary to the public policy of Australia as of the date hereof.

(xxv)        Validity of Agreements under Australian Law.  It is not necessary under the laws of Australia or any political subdivision thereof in order to enable any holder of Notes to enforce rights under the Notes or the Indenture that it should, as a result solely of its holding of the Notes, be licensed, qualified or otherwise entitled to carry on business in Australia or any political subdivision thereof.  The Operative Agreements and the Notes are, in all material respects, in proper legal form under the laws of Australia and any political subdivision thereof for the enforcement thereof against Westpac in such jurisdictions.  It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Operative Agreements or the Notes in Australia or any political subdivision thereof that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Australia or any political subdivision thereof.

(xxvi)       Document Taxation under Australian Law.  Provided that the Operative Agreements and the Notes are not executed in Australia, neither the Notes nor any documents or instruments entered into by Westpac in connection therewith are subject to any stamp, registration or similar tax or duty imposed by Australia or any political subdivision thereof.

(xxvii)      Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxviii)     Investment Company Act of 1940.  Westpac is not required to register under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to take any other action with respect to or under the Investment Company Act by reason of the issuance of the Notes other than filing Form F-N with the Commission which filing has been made and not withdrawn.

(xxix)       No Unlawful Payments.  To the knowledge of Westpac, none of (a) Westpac or any of its subsidiaries, (b) any director, officer or employee of Westpac or any of its subsidiaries acting within the scope of their employment, or (c) any agent of Westpac or any of its subsidiaries acting within the scope of its instructions from Westpac or any of its subsidiaries has (i) used any funds of Westpac for any contribution, gift, entertainment or other expense relating to political activity in violation of any applicable statute, rule or regulation of any jurisdiction in which Westpac or any such subsidiary operates and to which it is subject; (ii) made any direct or indirect payment to any foreign or domestic government official or government employee from funds of Westpac in violation of any applicable statute, rule or regulation of any jurisdiction in which Westpac or any such subsidiary operates and to which it is subject; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) used any funds of Westpac to make any bribe, rebate, payoff, influence payment, kickback or other payment, in each case in violation of any applicable statute, rule or regulation of any jurisdiction in which Westpac or any such subsidiary operates and to which it is subject.

(xxx)        Compliance with Money Laundering Laws.  To the best knowledge of Westpac, (a) the New York branch of Westpac conducts its operations in all material respects in compliance with the financial record-keeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and (b) Westpac and its subsidiaries conduct their operations outside the United States in all material respects in compliance with the money laundering statutes, rules and regulations of the jurisdictions in which they operate and to which the operations of Westpac and its subsidiaries are subject in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Westpac or any of its subsidiaries with respect to the U.S. Currency and Foreign Transactions Reporting Act of 1970 or the Money Laundering Laws is pending or, to the best knowledge of Westpac, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(b)           Additional Certifications.  Any certificate delivered to the Purchasing Agent or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by Westpac to the Agents as to the matters covered thereby on the date of such certificate.

(c)           Representations and Warranties of the Purchasing Agent.  The Purchasing Agent agrees with Westpac that, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement (and any applicable Terms Agreement), it will ensure that, until the applicable Settlement Date for such Notes, the Preliminary Prospectus for such Notes is available for viewing by the public on an electronic source used by financial markets for dealing in instruments such as the Notes, including the InterNotes® website maintained by the Purchasing Agent.

(d)           Representations and Warranties of the Agents.  Each of the Agents severally, but not jointly, represents, warrants and agrees that it:

(i)            has not offered for issue or sale, or invited applications for the issue, sale or purchase of, any Notes in Australia (including an offer or invitation which is received by a person in Australia), will not offer for issue or sale, or invite applications for the issue or sale of, or to purchase, any Notes in Australia (including an offer or invitation which is received by a person in Australia), and has not distributed or published, and will not distribute or publish, any preliminary or final offering memorandum, advertisements or other offering material relating to the Notes in Australia;

(ii)           will solicit offers to purchase the Notes, and each Note acquired by it as principal will be acquired, on the basis of the information contained in, and as a result of negotiations initiated following distribution of a Preliminary Prospectus, a General Disclosure Package or a Prospectus;

(iii)          in connection with the primary distribution of the Notes, will not sell any of the Notes (or any interest in any of the Notes) to any person if, at the time of such sale, its employees directly involved in the sale knew that, as a result of the sale, such Notes would be acquired (directly or indirectly) by an offshore associate listed in Exhibit H attached hereto (as such list is updated from time to time by written notice from Westpac to the Agents), other than in the capacity of dealer, manager or underwriter in relation to the placement of the Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme;

(iv)          will provide, within 14 days after the receipt of Westpac’s request, such information and documentation which is reasonably requested by Westpac in relation to the primary distribution of the Notes to assist Westpac in demonstrating (to the extent necessary) that the “public offer test” under Section 128F of the Tax Act has been satisfied; provided, however, that no Agent (including the Purchasing Agent) shall be obliged to disclose (I) any information which reveals the identity of any person to whom the offer or invitation was made or any purchaser of any Note or any information from which such identity would be capable of being ascertained, (II) any information which is customarily regarded by it as confidential or the disclosure of which would be contrary or prohibited by any relevant law, regulation, directive or by any agreement or undertaking or (III) any information or documentation after a period of 7 years from the lodgement of the income tax return by Westpac for the financial year ending immediately following the issue date of the relevant issue of Notes; and

(v)           is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Notes and will promptly notify Westpac if any such proceeding against it is initiated.

SECTION 9.         Offer and Sale of the Notes

Westpac further covenants and agrees with the Agents that:

(a)           Each acceptance by Westpac of an offer for the purchase of Notes and each sale of Notes to the Purchasing Agent as principal pursuant to a Terms Agreement, shall be deemed to be an affirmation to the applicable Agents that the representations and warranties of Westpac contained herein or in any certificate theretofore delivered pursuant hereto are true and correct at and as of the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, in each case, as amended and supplemented as of each such time).

(b)           Each time:

(i)            the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(ii)           Westpac files an Annual Report on Form 20-F with the Commission;

(iii)          Westpac files an Interim Report on Form 6-K that includes financial statements or other information with respect to a completed six month interim fiscal period that are incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus; or

(iv)          if requested by the Purchasing Agent or another Agent after the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus has otherwise been, or is to be, amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates offered on the Notes or a change in the principal amount of the Notes remaining to be issued or similar changes),

Westpac shall furnish or cause to be furnished forthwith to the Agents a certificate, dated the date so specified in such Terms Agreement, the date of filing with the Commission of such document or the date of such other amendment or supplement (or such other date as agreed by Westpac and the Agents), as the case may be, in form satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 3(b) hereof which was last furnished to the Agents are true and correct at the date specified in such Terms Agreement, the date of such filing or the date of such other amendment or supplement (or such other date as agreed by Westpac and the Agents) as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section 3(b) hereof, modified as necessary to relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, in each case, as amended and supplemented to the time of delivery of such certificate; provided, however, that any such certificate shall also confirm the statements contained in Section 3(f)(ii) hereof.

(c)           Each time that:

(i)            the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(ii)           Westpac files an Annual Report on Form 20-F with the Commission;

(iii)          Westpac files an Interim Report on Form 6-K that includes financial statements or other information with respect to a completed six month interim fiscal period that are incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus; or

(iv)          if requested by the Purchasing Agent or another Agent after the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus has otherwise been, or is to be, amended or supplemented (other than by an amendment or supplement (i) providing solely for a change in the interest rates offered on the Notes or a change in the principal amount of the Notes remaining to be issued or similar changes or any changes included in a Pricing Supplement or (ii) setting forth financial statements or other information as of and for a fiscal period, unless, in the reasonable judgment of the Agents, such financial statements or other information are of such a nature that an opinion of counsel should be furnished);

Westpac shall furnish or cause to be furnished forthwith to the Agents and their counsel, the written opinions of counsel to Westpac referred to in Section 3(a)(1), (2) and (3), or other counsel satisfactory to the Agents, dated the date so specified in such Terms Agreement, the date of filing with the Commission of such document or the date of such other amendment or supplement (or such other date as agreed by Westpac and the Agents), as the case may be, in form and scope reasonably satisfactory to the Agents, of the same tenor as the opinion referred to in Section 3(a)(1), (2) and (3) but modified, as necessary, to relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, in each case, as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, in each case, as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)           Each time that:

(i)            the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(ii)           Westpac files an Annual Report on Form 20-F with the Commission; or

(iii)          Westpac files an Interim Report on Form 6-K that includes financial statements or other information with respect to a completed six month interim fiscal period that are incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus; or

(iv)          if requested by the Purchasing Agent or another Agent and the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General

Disclosure Package or a Prospectus has otherwise been, or is to be, amended or supplemented to include financial information or financial statements;

Westpac shall cause its independent registered public accounting firm to furnish forthwith to the Purchasing Agent and such other Agents a comfort letter, dated the date so specified in such Terms Agreement, the date of filing with the Commission of such document or the date of such other amendment or supplement (or such other date as agreed by Westpac and the Agents), as the case may be, in form satisfactory to the Agents and substantially in the form of the letter referred to in Section 3(c) hereof, modified as necessary to relate to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, in each case, as amended and supplemented to the date of such letter.

(e)           Each time that:

(i)            the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(ii)           Westpac files an Annual Report on Form 20-F with the Commission; or

(iii)          Westpac files an Interim Report on Form 6-K that includes financial statements or other information with respect to a completed six month interim fiscal period that are incorporated by reference in the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus; or

(iv)          if requested by the Purchasing Agent or another Agent and the Registration Statement, the Base Prospectus, a Preliminary Prospectus, a General Disclosure Package or a Prospectus has otherwise been, or is to be, amended or supplemented;

Westpac shall furnish forthwith to the Purchasing Agent and such other Agents a letter, dated the date of filing with the Commission of such document or the date of such other amendment or supplement (or such other date as agreed by Westpac and the Agents), as the case may be, from Moody’s and S&P, or other evidence satisfactory to the Agents (including information published on the website of Moody’s or S&P, as the case may be), stating that (x) in the case of clause (i) above, the Notes of the applicable series are, and (y) in all other cases, the Program is, in each case, rated at least Aa3 by Moody’s and AA- by S&P.

SECTION 10.       Payment of Expenses

Westpac will pay, without duplication, the following expenses incident to the performance of its obligations under this Agreement:  (i) the preparation and filing of the Registration Statement as originally filed and any amendments or supplements thereto and any Issuer Free Writing Prospectuses and Permitted Free Writing Prospectuses and delivery of copies thereof to the Agents; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of counsel for Westpac in connection with the establishment of the program relating to the Notes and the transactions contemplated hereby, of the independent chartered accountants of Westpac, of the Trustee and its counsel and of any paying, calculation or other agents appointed by Westpac; (iv) the preparation, printing and delivery to the Agents in quantities as hereinabove stated of copies of the Base Prospectus, each Preliminary Prospectus, each Prospectus, each Pricing Supplement and any amendments or supplements thereto; (v) if Westpac lists Notes on a securities exchange or market, the costs and fees of such listing, as well as the costs and fees of The Depository Trust Company; (vi) the cost of providing CUSIP or other identification numbers for the Notes; (vii) all reasonable expenses in connection with “Blue Sky” or Financial Industry Regulatory Authority, Inc. (“FINRA”) matters; (viii) the reasonable fees and disbursements of Sidley Austin LLP, counsel for the Agents, in connection with the establishment and updating of the program relating to the Notes; (ix) any fees charged by nationally recognized statistical rating organizations for the rating of the Notes; (x) the preparation of the Operative Agreements and any Terms Agreement; and (xi) any out-of-pocket expenses of the Agents incurred with the prior approval of Westpac.

SECTION 11.       Indemnification

(a)           Indemnification of the Agents.  Westpac agrees to indemnify and hold harmless the Agents, their respective affiliates, as such term is defined in Rule 405 of the Securities Act Regulations, their respective partners, directors and officers and each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any General Disclosure Package, any Permitted Free Writing Prospectus or any Prospectus, including in each case, any amendment or supplement thereto, or the omission or alleged omission therefrom, in each case, of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) hereof) any such settlement is effected with the prior written consent of Westpac; and

(iii)          against any and all reasonable expense whatsoever (including, subject to Section 11(c) hereof, the reasonable fees and disbursements of counsel chosen in accordance with Section 11(c) hereof), as incurred, in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Westpac by any Agent expressly for use in the Registration Statement or the Base Prospectus, any Preliminary Prospectus, any General Disclosure Package, any Issuer Free Writing Prospectus or Permitted Free Writing Prospectus or any Prospectus or, in each case, any amendment or supplement thereto.

(b)           Indemnification of Westpac.  The Agents, severally and not jointly, agree to indemnify and hold harmless Westpac, its directors, its officers who signed the Registration Statement (or any amendment or supplement thereto) and each person, if any, who controls Westpac within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 11, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any General Disclosure Package, any Permitted Free Writing Prospectus or any Prospectus or, in each case, any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Westpac by the Purchasing Agent or any other Agent expressly for use in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any General Disclosure Package, any Permitted Free Writing Prospectus or any Prospectus or, in each case, any amendment or supplement thereto.

(c)           General.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  Any failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the reasonable opinion of counsel to the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Agents in the case of parties indemnified pursuant to subsection (a) above and by Westpac in the case of parties indemnified pursuant to subsection (b) above.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to, or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) above effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 12.       Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 11 above is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, Westpac and the Agents in respect of which such indemnity agreement is held to be unenforceable shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by Westpac and the Agents, as incurred, in such proportions that the Agents are responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Agents (without duplication) to the date of such liability bears to the total sales price received by Westpac from the sale of Notes sold to or through the Agents to the date of such liability, and Westpac is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agents, and each person, if any, who controls Westpac within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Westpac.  The obligations of each of the Agents under this Section to contribute are several in proportion to the respective purchases or sales made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

SECTION 13.       No Fiduciary Duty

Westpac acknowledges and agrees that:  (i) the purchase and sale of the Notes pursuant to this Agreement or any Terms Agreement, including the determination of any initial public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between Westpac, on the one hand, and the Agents, on the other hand, and Westpac is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Agents is and has been acting solely as a principal and is not the financial advisor or fiduciary of Westpac, or any of its affiliates, stockholders, creditors or employees; (iii) neither the Purchasing Agent nor any other Agent has assumed or will assume an advisory or fiduciary responsibility in favor of Westpac with respect to any of the transactions contemplated hereby (irrespective of whether the Purchasing Agent or any other Agent has advised or is currently advising Westpac on other matters) and neither the Purchasing Agent nor any other Agent has any obligation to Westpac with respect to any offering and sale of Notes except the obligations expressly set forth in this Agreement or any Terms Agreement; (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Westpac and the Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, business, regulatory or tax advice with respect to any offering and sale of Notes and Westpac has consulted its own advisors to the extent it deemed appropriate.

SECTION 14.       Amendment

(a)           This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by Westpac and each of the Agents.

(b)           Westpac may from time to time nominate any institution as an Agent hereunder in relation to a particular series of Notes only; in which event, upon confirmation by such institution of an agent accession letter (the “Agent Accession Letter”) in the terms substantially in the form of  Exhibit I, such institution shall become party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally a party to this Agreement; provided, that, following the issue of the relevant series of Notes, the relevant new Agent shall have no further authority, rights, powers, duties or obligations except as such as may have accrued or been incurred prior to, or in connection with, the issue of such series of Notes.

SECTION 15.       Termination

(a)           Subject to the provisions hereof, Westpac may elect to suspend or terminate the offering of Notes under this Agreement at any time and Westpac (as to the Purchasing Agent or any one or more of the other Agents) and any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement.  Upon receipt of instructions from Westpac, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement.  Such actions may be taken, in the case of Westpac, by giving prompt written notice of suspension to the Purchasing Agent and the other Agents and by giving not less than five (5) days’ written notice of termination to the affected party and the other parties to this Agreement or, in the case of the Purchasing Agent or another Agent, by giving not less than five (5) days’ written notice of termination to Westpac except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by Westpac but the time of delivery to the purchaser or his/her agent of the Note or Notes relating thereto shall not yet have occurred, Westpac shall have the obligations provided herein with respect to such Note or Notes. Westpac shall promptly notify the other parties in writing of any such termination.

(b)           The Purchasing Agent may, and upon the request of another Agent with respect to any Notes being purchased by such Agent shall, terminate any Terms Agreement immediately upon notice to Westpac at any time on or prior to the Settlement Date relating thereto that any condition specified in Section 3 hereof shall not have been fulfilled when and as required to be fulfilled or if (i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus relating to such Notes, any Material Adverse Change, (ii) there has occurred any material adverse change in the financial markets in Australia or the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which in each case is such as to make it, in the reasonable judgment of the Purchasing Agent or such other Agent or Agents, impracticable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of Westpac has been suspended by the Australian Securities Exchange, the Commission or any U.S. national securities exchange or if trading generally on the Australian Securities Exchange, the New York Stock Exchange or the Nasdaq Global Select Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any such exchange or market or by order of the Commission, FINRA, or any other governmental authority, (iv) a general moratorium on commercial banking activities has been declared by United States federal or New York authorities, or a material disruption in commercial banking or securities settlement or clearance services in Australia or the United States has occurred, (v) the rating assigned by any “nationally recognized statistical rating organization” (as that term is defined by the Commission under the Exchange Act) to any debt securities of Westpac as of the date of such Terms Agreement shall have been lowered or withdrawn or such rating organization shall have publicly announced that it has under surveillance or review, other than with positive implications, its rating of any debt securities of Westpac, or (vi) after the time and date of such agreement, there has been any actual or prospective change in Australian or United States tax laws or regulations that materially adversely affects such Notes.

(c)           Any Terms Agreement shall also be subject to termination on the terms set forth or incorporated by reference therein.  The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any Terms Agreement shall not require termination of this Agreement.

(d)           If this Agreement is terminated, this Section 15 and Sections 4(b), 10, 11, 12, 17, 18, 19, 20, 21 and 22 hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by Westpac but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Sections 4, 5(b), 7 and 8 shall also survive until time of delivery.

(e)           In the event a proposed offering of Notes is not completed according to the terms of this Agreement and an executed Terms Agreement, the Purchasing Agent and the applicable other Agents will be reimbursed by Westpac for all of their out-of-pocket reasonable expenses with respect to such proposed offering of Notes, including without limitation the fees and disbursements of counsel for the Agents, actually incurred.

SECTION 16.           Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agents shall be directed to the addresses specified in Annex A hereto and notices to Westpac shall be directed to:

Westpac Banking Corporation
Level 2
275 Kent Street
Sydney, New South Wales 2000
Australia
Telephone: (612) 8253 0056
Facsimile:  (612) 8253 1175

Email: globalfunding@westpac.com.au

Attention:  Global Funding, Group Treasury

SECTION 17.           Parties

This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Purchasing Agent, the other Agents and Westpac and their respective successors.  Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and permitted assigns and the controlling persons referred to in Sections 11 and 12 hereof, and the holders of the Notes for purposes of Section 18, 19 and 20, and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained.  This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and permitted assigns and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes shall be deemed to be a successor to any party hereunder by reason merely of such purchase.

SECTION 18.           Consent to Jurisdiction; Appointment of Agent to Accept Service of Process

(a)           Westpac irrevocably consents and agrees, for the benefit of the holders from time to time of the Notes, the Purchasing Agent, the other Agents and the other persons referred to in Section 17 hereof that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any Terms Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues arising out of or in connection with this Agreement or any Terms Agreement.

(b)           Westpac hereby irrevocably designates, appoints and empowers its New York branch, with offices at 575 Fifth Avenue, New York, New York 10017, Attention: Branch Manager, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any United States or State court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any Terms Agreement and which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, Westpac agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 18 satisfactory to the Agents.  Westpac further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 18 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified mail, first class, postage prepaid, to Westpac at its address specified in or designated pursuant to this Agreement.  Westpac agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall in any way be deemed to limit the ability of the holders of the Notes, the Agents and the other persons referred to in Section 17 hereof to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over Westpac or bring actions, suits or proceedings against Westpac in any jurisdiction, and in any manner, as may be permitted by applicable law.  Westpac hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or any Terms Agreement brought in the United States federal courts or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           The provisions of this Section 18 shall survive any termination of this Agreement, in whole or in part.

SECTION 19.           Foreign Taxes

Any amounts payable hereunder, other than payments of interest, principal or premium, if any, in respect of any Note, to any Agent shall be made free and clear of and without withholding or deduction for or on account of any and all taxes, levies, imposts, duties, charges or fees of whatsoever nature now or hereafter imposed, levied, collected, deducted or withheld or assessed by or on behalf of Australia or any political subdivision thereof or by any jurisdiction, other than the United States of America or any taxing authority or political subdivision thereof, in which Westpac has a branch, an office or any agency from which payment is made (a “Taxing Authority”), excluding (i) any such tax which would not have been imposed if such Agent had no present or former connection with any such jurisdiction other than the performance of its obligations hereunder, (ii) any income or franchise tax imposed on the net income of such Agent by any jurisdiction of which such Agent is a resident, citizen or domiciliary, or in which it is engaged in business and (iii) any tax imposed that would not have been imposed but for the failure by such Agent to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with any Taxing Authority if compliance is required by such Taxing Authority as a pre-condition to exemption from, or reduction in rate of, such tax (all such non-excluded taxes, the “Foreign Taxes”).  If, by operation of law or otherwise, that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted cannot be paid or remitted, then Westpac shall pay such additional amounts as are necessary to yield and remit to such Agent amounts which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equal the amounts that would have been remitted if no Foreign Taxes had been so withheld or deducted (the “Additional Amount”); provided, however, that no Additional Amount with respect to any payment or compensation to such Agent hereunder shall be required to be paid in the event that such payment or compensation is subject to such Foreign Tax by reason of such Agent’s being connected with the jurisdiction of the Taxing Authority other than by reason of merely receiving payment hereunder.

SECTION 20.           Waiver of Sovereign Immunity

To the extent that Westpac or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, any Terms Agreement or the Notes, Westpac hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 21.           Judgment Currency

Westpac agrees to indemnify the Purchasing Agent and each other Agent against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Agents would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by the Agents had they utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon their receipt thereof.  The foregoing indemnity shall constitute a separate and independent obligation of Westpac and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 22.           Governing Law

This Agreement and the rights and obligations of the parties created hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

SECTION 23.           Effect of Headings

The Section headings herein are for convenience only and shall not affect the construction thereof.

SECTION 24.           Counterparts

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

SECTION 25.           Miscellaneous

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including Westpac, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Westpac a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and Westpac in accordance with its terms.

Very truly yours,

WESTPAC BANKING CORPORATION

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

INCAPITAL LLC

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:		By:
	Name:		Name:
	Title:		Title:

GOLDMAN, SACHS & CO.

By:
(Authorized Person)

HSBC SECURITIES (USA) INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

UBS LIMITED

By:		By:
	Name:		Name:
	Title:		Title:

UBS SECURITIES LLC

By:		By:
	Name:		Name:
	Title:		Title:

WELLS FARGO ADVISORS, LLC

By:
Name:
Title:

LIST OF ANNEX AND EXHIBITS

ANNEX A:	Agents’ Contact Information

EXHIBIT A:	Forms of Pricing Supplements

EXHIBIT B:	Form of Opinion of United States Counsel to Westpac

EXHIBIT C:	Form of Opinion of Australian Counsel to Westpac

EXHIBIT D:	Form of Opinion of Counsel and Head of Legal of Westpac

EXHIBIT E:	Concessions Schedule

EXHIBIT F:	Administrative Procedures

EXHIBIT G:	Form of Terms Agreement

EXHIBIT H:	List of Offshore Associates

EXHIBIT I:	Form of Agent Accession Letter